SCG HOLDING CORPORATION



                                                         April 6, 2000


SCG Holding Corporation
5005 McDowell Rd.
Phoenix, AZ  85008

Dear Sirs:

                  I refer to the Registration Statement on Form S-8 (the "Registration Statement") to be filed by SCG Holding Corporation today with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the shares of Common Stock, $.01 par value, of SCG Holding Corporation to be issued under the SCG Holding Corporation 1999 Founders Stock Option Plan, the SCG Holding Corporation 2000 Stock Incentive Plan, and the SCG Holding Corporation 2000 Employee Stock Purchase Plan (collectively referred to as the "Plans").

                  In connection with the foregoing registration, I have acted as the general counsel of SCG Holding Corporation and have examined and am relying on originals, or copies certified or otherwise identified to my satisfaction, of such corporate records and such other instruments, and I have made such investigations of law, as I have deemed appropriate as a basis for the opinion expressed below.

                  Based on the foregoing, it is my opinion that the shares of SCG Holding Corporation issuable under the Plans are duly authorized and, when issued in accordance with the terms of the Plans, at prices in excess of the par value thereof, will be validly issued, fully paid and nonassessable.

                  I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, I do not thereby admit that I am an expert with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term "expert" as used in the Act or the rules and regulations of the Commission issued thereunder.

                                                     Very truly yours,

                                                     /s/ George H. Cave
                                                     ------------------------
                                                     George H. Cave, Esq.